Exhibit 10.4

TRADEMARK LICENSE EXTENSION AGREEMENT

This Extension Agreement dated as of August 1, 2005 is by and between Hallmark Licensing, Inc. (“Hallmark Licensing”) and Crown Media United States, LLC (“Crown US”).

WHEREAS, Crown US and Hallmark Licensing have previously entered into that certain Movie Channel Trademark License Agreement between the parties dated as of January 1, 2004 as extended as of August 1, 2004 (the “License Agreement”); and

WHEREAS, the parties desire to further extend the term of the License Agreement;

NOW, THEREFORE, Crown US and Hallmark Licensing hereby agree as follows:

1.                                       The term of the License Agreement shall be extended for an additional period terminating on September 1, 2006, subject to any earlier termination pursuant to the terms of the License Agreement.

2.                                       Hallmark Hall of Fame shall no longer be included as a Licensed Mark and Section 1(b) shall be eliminated in its entirety.

3.                                       All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK LICENSING, INC.

By:	Deanne R. Stedem

Title:	Vice President

CROWN MEDIA UNITED STATES, LLC

By:	C. Stanford

Title:	Vice President